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                   RESTATED ARTICLES OF
                  WEST PENN POWER COMPANY


                         ARTICLE I



       Section 1.1. The name of the Corporation is West
Penn Power Company.


       Section 1.2.  The location of the Corporation's
registered office is 800 Cabin Hill Drive, Greensburg,
Westmoreland County, Pennsylvania 15601.

                        ARTICLE II

       Section 2.1.  The Corporation was incorporated
March 1, 1916 under "An Act authorizing the merger and consolidation of certain corporations", approved May 3, 1909, P. L. 408, as amended and supplemented.

       Section 2.2. The Corporation accepted the Business
Corporation Law of Pennsylvania, Act of May 5, 1933, P. L.
364, as amended, on March 8, 1965.

                        ARTICLE III

       Section 3.1. The Corporation may engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business
Corporation Law of the Commonwealth of Pennsylvania, including, but not limited to, generating, purchasing, transmitting, distributing and selling electricity;
manufacturing, processing, owning, using and dealing in personal property of any nature whatsoever; engaging in research and development; furnishing services; and acquiring, owning, using and disposing of real property of any nature whatsoever.

                        ARTICLE IV

       The aggregate number of shares of all classes which the Corporation shall have authority to issue is 16,500,000 divided into 1,447,077 shares of Preferred
Stock of the par value of $100 each and 15,052,923 shares of Common Stock without par value. The shares of Preferred
Stock consist of the following series:

297,077 shares of 4 1/2% Preferred Stock;
 50,000 shares of 4.20% Preferred Stock, Series B;
 50,000 shares of 4.10% Preferred Stock, Series C;
100,000 shares of $7.00 Preferred Stock, Series D;
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100,000 shares of $7.12 Preferred Stock, Series E;
 50,000 shares of $9.88 Preferred Stock, Series F;
100,000 shares of $8.08 Preferred Stock, Series G;
100,000 shares of $7.60 Preferred Stock, Series H;
100,000 shares of $7.64 Preferred Stock, Series I;
200,000 shares of $8.20 Preferred Stock, Series J; and
300,000 shares of $9.40 Preferred Stock, Series K.

                        ARTICLE V

       The preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of Preferred Stock a nd of Common Stock are:

       Section 5.1. The shares of the Preferred Stock may be divided into and issued in series. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of the Preferred Stock shall be identical except as to the following relative rights and preferences, in respect of any or all of which there may be variations between different series:

       (A) the rate of dividend;

       (B) the price at, and the terms and conditions on, which shares may be redeemed;

       (C) the amounts payable upon shares in the event of voluntary or involuntary liquidation;

       (D) sinking fund provisions for the redemption or purchase of shares; and

       (E) the terms and conditions on which shares may be converted in the event the shares of any series are issued with the privilege of conversion.

       To the extent that these Restated Articles will not
have established series of the Preferred Stock and fixed
and determined the variations in the relative rights and
preferences as between such series, the Board of Directors
shall have authority, by resolution, to divide the
Preferred Stock into series and, within the limitations
set forth in this Section to fix and determine the
relative rights and preferences of any series so
established and to change redeemed or re-acquired shares
of one series of the Preferred Stock established by these
Restated Articles or theretofore established by the Board
of Directors pursuant to this Section into shares of
another series thereof.
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       Section 5.2.  The holders of the Preferred Stock of
each series, in preference to the holders of any class of stock ranking junior to the Preferred Stock, shall be entitled to receive, as and when declared by the Board of Directors out of any funds legally available therefor, cash dividends, at the rate for such series fixed in accordance with the provisions of Section 5.14 of this Article, and no more, payable quarterly on the fifteenth days of January, April, July and October, respectively, in each year, with respect to the quarterly period ending on the day preceding each such respective payment date. Such dividends shall be paid to shareholders of record on the respective dates, not exceeding forty days prior to such payment dates, fixed by the Board of Directors for such purpose. Such dividends shall be cumulative, in the case of shares of each particular series:

       (A) if issued prior to the record date for the first dividend on shares of such series, then from the date of original issue of any shares of such series;

       (B) if issued during the period commencing immediately after the record date for a dividend on shares of such series and terminating at the close of business on the payment date for such dividend, then from such dividend payment date; and

       (C) otherwise from the quarterly dividend payment date next preceding the date of issue of such shares.

No dividend shall be paid upon, or declared or set apart for, any share of Preferred Stock for any quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon, or declared and set apart for, all shares of Preferred Stock of all series then issued and outstanding and entitled to receive such dividend.

       Section 5.3. So long as any shares of Preferred
Stock shall be outstanding, the Corporation shall not
declare any dividends or make any distributions in respect
of outstanding shares of any stock (in this Section called
"junior stock") of the Corporation ranking junior to the
Preferred Stock as to dividends or assets, other than
dividends in shares of junior stock, or purchase or
otherwise acquire for value any outstanding shares of
junior stock (each such dividend, distribution, purchase
or acquisition being in this Section called a "dividend")
in contravention of the following:
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       (A) If and so long as the junior stock equity at
  the end of the calendar month immediately preceding the date on which a dividend on the junior stock is declared is, or as a result of such dividend would become, less than twenty per cent (20%) of total consolidated capitalization, the Corporation shall not declare such dividends in an amount which, together with all other dividends on the junior stock paid within the year ending with and including the date on which such dividend is payable, exceeds fifty per cent (50%) of the consolidated net income of the Corporation and its subsidiaries available for dividends on the junior stock for the twelve full calendar months immediately preceding the calendar month in which such dividends are declared, except in an amount not exceeding the aggregate of dividends on the junior stock which under the restriction set forth above in this paragraph could have been, and have not been, declared; and

       (B) If and so long as the junior stock equity at the end of the calendar month immediately preceding the date on which a dividend on the junior stock is declared is, or as a result of such dividend would become, less than twenty-five per cent (25%) but not less than twenty per cent (20%) of total consolidated capitalization, the Corporation shall not declare dividends on the junior stock in an amount which, together with all other dividends on the junior stock paid within the year ending with and including the date on which such dividend is payable, exceeds seventy-five per cent (75%) of the consolidated net income of the Corporation and its subsidiaries available for dividends on the junior stock for the twelve full calendar months immediately preceding the calendar month in which such dividends are declared, except in an amount not exceeding the aggregate of dividends on junior stock which under the restrictions set forth in paragraph (A) of this Section and in this paragraph could have been, and have not been, declared.

       For the purposes of this Section "junior stock equity" shall mean the aggregate of the par value of, or stated capital represented by, the outstanding shares of junior stock, all earned surplus, capital or paid-in surplus and any premiums on the junior stock then carried on the books of the Corporation and its consolidated subsidiaries less (i) the excess, if any, of the aggregate amount payable on involuntary liquidation of the Corporation upon all outstanding shares of Preferred Stock over the sum of (x) the aggregate par value of the shares of Preferred Stock and (y) any premiums thereon; (ii) any amounts on the books of the Corporation and its
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consolidated subsidiaries known, or estimated, if not
known, to represent the excess, if any, of recorded value over original cost of used or useful utility plant; and
(iii) any intangible items set forth on the asset side of the consolidated balance sheet of the Corporation and its subsidiaries in accordance with generally accepted accounting principles, such as unamortized debt discount and expense; provided, however, that no deduction shall be required to be made in respect of items referred to in clauses (ii) and (iii) of this paragraph in cases in which such items are being amortized or are provided for, or are being provided for, by reserves.

       For the purposes of this Section "total
consolidated capitalization" shall mean the aggregate of
(i) the principal amount of all outstanding indebtedness of the Corporation and its consolidated subsidiaries maturing more than twelve months after the date of issue thereof; and (ii) the par value of, or stated capital represented by, and any premiums carried on the books of the Corporation and its consolidated subsidiaries in respect of, the outstanding shares (except any eliminated in consolidation) of all classes of the capital stock of the Corporation and its consolidated subsidiaries, earned surplus and capital or paid-in surplus, less any amounts required to be deducted pursuant to clauses (ii) and (iii) of the immediately preceding paragraph of this Section in the determination of junior stock equity.

       Subject to the foregoing and to Section 5.8 of this Article, the Board of Directors may declare, out of any funds legally available therefor, dividends upon the then outstanding shares of any class of stock ranking junior to the Preferred Stock, and no holders of shares of Preferred
Stock of any series shall be entitled to share therein.

       Section 5.4. In the event of any liquidation of the Corporation, then, before any distribution or payment shall be made to the holders of any class of stock ranking junior to the Preferred Stock, the holders of the Preferred Stock shall be entitled to be paid in full the respective amounts fixed in accordance with the provisions of Section 5.14 of this Article, together with an amount, in the case of each share, computed at the annual dividend rate for the series of which the particular share is a part, from the date on which dividends on such share became cumulative to and including the date fixed for such distribution or payment, less the aggregate amount of all dividends theretofore paid thereon. If such payment shall have been made in full to the holders of the Preferred
Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the classes of stock ranking junior to the Preferred Stock, according to their respective rights and preferences and in each case according to their respective shares. If, upon any liquidation of the Corporation, the amounts so payable are not paid in full to the holders of all outstanding shares of Preferred Stock, the holders of all series of Preferred
Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation nor the sale or transfer of all or a part of its assets shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of the foregoing provisions of this Section.

       Section 5.5. The Preferred Stock of any series may be redeemed, as a whole or in part, at the option of the Corporation, by vote of the Board of Directors, at any time or from time to time, at the applicable redemption price for such series fixed in accordance with the provisions of Section 5.14 of this Article, together with an amount (hereinafter referred to as accrued dividends to the redemption date), in the case of each share, computed at the annual dividend rate for the series of which the particular share is a part, from the date on which dividends on such share became cumulative to and including the date of redemption, less the aggregate amount of all dividends theretofore paid thereon. If less than all the outstanding shares of Preferred Stock of any series are to be redeemed, the shares to be redeemed shall be determined by lot in such manner as the Board of Directors may prescribe. Unless all dividends on the Preferred Stock of all series for all past quarterly dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart, the Corporation shall not acquire any shares of Preferred Stock (except by redemption of all outstanding shares of Preferred Stock) without obtaining approval under the Public Utility
Holding Company Act of 1935 for such acquisition.

       Notice of every redemption of Preferred Stock shall be mailed, addressed to the holders of record of the shares to be redeemed at their respective addresses as they shall appear on the stock books of the Corporation
(but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption), and notice shall also be published at least once in one daily newspaper printed in the English language and published and of general
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circulation in the Borough of Manhattan, The City of New
York, and at least once in one daily newspaper printed in the English language and published and of general circulation in the City of Pittsburgh, Pennsylvania, such publications and such mailing to be at least thirty days and not more than sixty days prior to the date fixed for redemption.

       If notice of redemption shall have been duly published and if, on or before the redemption date specified in the notice, all funds necessary for the redemption shall have been deposited in trust with a bank or trust company of the character described in the following paragraph and designated in the notice of redemption, for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then, from and after the date of redemption so designated, notwithstanding that any certificate for shares of Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the dividends thereon shall cease to accumulate, and all rights with respect to the shares of Preferred Stock so called for redemption shall forthwith on the redemption date cease and terminate, except only the right of the holders thereof to receive the redemption price of the shares so redeemed, including accrued dividends to the redemption date, but without interest.

       The Corporation may also, at any time prior to the redemption date specified in the notice of redemption, deposit in trust, for the account of the holders of the Preferred Stock to be redeemed, with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of New York or the Commonwealth of Pennsylvania, doing business in the Borough of Manhattan, The City of New York or in the City of Pittsburgh, Pennsylvania, having capital, surplus and undivided profits aggregating at least Two Million Dollars
($2,000,000), designated in the notice of redemption, all funds necessary for the redemption, and deliver irrevocable written instructions authorizing such bank or trust company, on behalf and at the expense of the Corporation, to cause notice of redemption to be duly mailed and publication of notice to be made as herein provided promptly upon receipt of such irrevocable instructions. Thereupon, notwithstanding that any certificate for shares of Preferred Stock so called for redemption shall not have been surrendered for cancellation, all shares of Preferred Stock with respect to which the deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares of Preferred Stock shall forthwith, upon such deposit in trust accompanied by irrevocable instructions as provided above, cease and terminate except only the right of the holders thereof to receive from such bank or trust company, at any time after the time of the deposit, the redemption price, including accrued dividends to the redemption date, but without interest, of the shares so to be redeemed, and the right to exercise, on or before the date fixed for redemption, privileges of conversion or exchange, if any, not theretofore expiring.

       Any moneys deposited by the Corporation pursuant to this Section which shall not be required for the redemption because of the exercise of any such right of conversion or exchange subsequent to the date of the deposit shall be repaid to the Corporation forthwith. Any other moneys deposited by the Corporation pursuant to this Section and unclaimed at the end of six years from the date fixed for redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for the payment thereof.

       Section 5.6. Except as may be mandatorily required by law regardless of limitations contained in these Restated Articles, at all meetings of the shareholders, every registered holder of Common Stock shall be entitled to vote and shall have one vote for each share standing in his name on the books of the Corporation on any record date fixed for such purpose or, if no such date be fixed, on the date of such meeting, and the holders of Preferred
Stock shall have no right to vote except as provided hereinafter in this Article. Each present and future shareholder of the Corporation by becoming such thereby waives, to the full extent permitted by law, any right to vote for the election of Directors other than as provided in this Section.

       If, at any time, dividends on any of the outstanding shares of Preferred Stock shall be in default in an amount equivalent to four or more full quarterly dividends, the Preferred Stock, voting separately as a class, shall be entitled to elect the smallest number of Directors necessary to constitute a majority of the full
Board, which right may be exercised until all arrears in payment of quarterly dividends on the Preferred Stock shall have been paid or deposited in trust for payment on or before the next succeeding dividend payment date. When all such arrears have been so paid or deposited in trust
(and such arrears shall be so paid or deposited in trust as soon as lawful and reasonably practicable out of any assets of the Corporation available therefor), the Preferred Stock shall be divested of such voting power, but subject always to the same provisions for the vesting of such voting power in the Preferred Stock in the case of any future such default or defaults. So long as the Preferred Stock shall have the right so to elect a majority of the Directors, the holders of the Common
Stock, voting separately as a class, shall be entitled to vote for and elect the remaining Directors, and their right to vote for Directors shall be limited accordingly.

       The foregoing right of the Preferred Stock to elect a majority of the Directors of the Corporation may be exercised at any annual meeting of shareholders or, within the limitations hereinafter provided, at a special meeting of shareholders held for such purpose. If the date upon which such right of the holders of the Preferred Stock shall become vested shall be less than forty-five days or more than ninety days preceding the date of the next ensuing annual meeting of shareholders as fixed by the By-Laws of the Corporation, the President of the Corporation shall call a special meeting of the holders of the Preferred Stock and Common Stock to be held not less than forty-five days and not more than ninety days after the date upon which such right of the holders of the Preferred Stock shall have become vested for the purpose of electing a new Board of Directors, of which a majority shall be elected by a vote of the Preferred Stock and the remainder shall be elected by a vote of the Common Stock, to serve until the next meeting or until their successors shall be elected and shall qualify. Notice of such meeting shall be mailed to each shareholder not less than ten days prior to the date of such meeting. The term of office of all Directors of the Corporation shall terminate at the time of any such meeting held for the purpose of electing a new Board of Directors, notwithstanding that the term for which such Directors had been elected shall not then have expired. In the event that at any meeting at which holders of the Preferred Stock shall be entitled to elect a majority of the Board of Directors, a quorum of the holders of such stock shall not be present in person or by proxy, the holders of the Common Stock, if a quorum thereof be present, may temporarily elect the Directors whom the holders of the Preferred Stock are entitled but fail to elect, such Directors to be designated as having been so elected and their term of office to expire at such time thereafter as their successors shall be elected by the holders of the Preferred Stock as herein provided.

       Whenever the Preferred Stock shall be entitled to elect a majority of the Board of Directors, any holder of such stock shall have the right, during regular business hours, in person or by a duly authorized representative, to examine and to make transcripts of the stock records of the Corporation for the Preferred Stock for the purpose of communicating with other holders of such stock with respect to the exercise of such right of election.

       Whenever the Preferred Stock shall be divested of such voting power, the President of the Corporation shall, within ten days after delivery to the Corporation at its principal office of a request to such effect signed by any holder of Common Stock, call a special meeting of the holders of the Common Stock to be held within forty days after the delivery of such request for the purpose of electing a new Board of Directors to serve until the next annual meeting or until their respective successors shall be elected and shall qualify. If, at any such special meeting, any Director shall not be reelected, his term of office shall terminate upon the election and qualification of his successor, notwithstanding that the term for which such Director was originally elected shall not then have expired.

       At any annual or special meeting of shareholders held for the purpose of electing Directors when the holders of the Preferred Stock shall be entitled to elect a majority of the Board of Directors, the presence in person or by proxy of the holders of thirty-five per cent
(35%) of the outstanding shares of the Preferred Stock shall be required to constitute a quorum for the election by such class of a majority of the Board of Directors, and the presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock shall be required to constitute a quorum for the election by such class of the remaining Directors or for the election temporarily by such class of a majority of the Board of Directors as herein provided; provided, however, that the majority of the holders of either such class of stock who are present in person or by proxy shall have power to adjourn such meeting for the election of Directors by such class from time to time without notice other than announcement at the meeting. No delay or failure by the holders of either such class of stock to elect the members of the Board of Directors which such holders are entitled to elect shall invalidate the election of the remaining members of the Board of Directors by the holders of the other such class of stock. At any such election of Directors by the holders of shares of Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the books of the Corporation on any record date fixed for such purpose or, if no such date be fixed, on the date on which the election is held.

       If, during any interval between annual meetings of shareholders for the election of Directors and while the Preferred Stock shall be entitled to elect a majority of the Directors, the number of Directors in office who have been elected by the holders of the Preferred Stock or Common Stock, as the case may be, shall, by reason of resignation, death or removal, be less than the total number of Directors subject to election by the holders of shares of such class, (a) the vacancy or vacancies shall, if permitted by law, be filled by a majority vote of the remaining Directors then in office who were elected by such class or succeeded to a Director so elected, although such a majority be less than a quorum, and (b) if not so filled within forty days after the creation thereof, the President of the Corporation shall call a special meeting of the holders of shares of such class and such vacancy or vacancies shall be filled at such special meeting.

       Any Director may be removed from office by vote of the holders of a majority of the shares of the class of stock by which his successor would be elected. A special meeting of the holders of shares of such class may be called by a majority vote of the Board of Directors for the purpose of removing a Director in accordance with the provisions of this Section. The President of the Corporation shall, in any event, within ten days after delivery to the Corporation at its principal office of a request to such effect signed by the holders of at least five per cent (5%) of the outstanding shares of such class, call a special meeting for such purpose to he held within forty days after the delivery of such request.

       Except as may be mandatorily required by law regardless of limitations contained in these Restated
Articles, holders of Preferred Stock shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote or consent.

       In all elections of Directors each shareholder shall have the right to cast one vote for each share of stock owned by him and entitled to a vote and he may cast the same in person or by proxy for as many persons as there are Directors to be elected by the class of stock held by him, or he may cumulate such votes and give one candidate as many votes as the number of Directors to be elected by the class of stock held by him multiplied by the number of his shares of stock shall equal, or he may distribute them on the same principle among as many candidates and in such manner as he shall desire.

       Section 5.7 So long as any shares of Preferred
Stock are outstanding, the consent of the holders of at
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least two-thirds of the Preferred Stock at the time
outstanding, given in person or by proxy, either in writing or by vote at any meeting called for the purpose shall be necessary for effecting or validating any one or more of the following:

       (A) Any amendment, alteration or repeal of any of the provisions of these Restated Articles, which affects adversely the powers, preferences or rights of the holders of the Preferred Stock; provided, however, that if such amendment, alteration or repeal affects adversely the powers, preferences or rights of one or more but not all series of Preferred Stock at the time outstanding, only the consent of the holders of at least two-thirds of the total number of outstanding shares of all series so affected shall be required; and provided, further, that the amendment of the provisions of these Restated Articles so as to increase or decrease the authorized amount of the Preferred Stock or so as to authorize or create, or so as to increase or decrease the authorized amount of, any new class of stock ranking on a parity as to dividends or assets with, or any class of stock ranking junior to, the Preferred Stock or any security convertible into any such stock or into Preferred Stock shall not be deemed to affect adversely the powers, preferences or rights of the holders of the Preferred Stock or any series thereof, and the right is hereby reserved to make any such amendment upon the vote prescribed in Section 5.9 of this Article; or

       (B) The authorization or creation, or the increase in the authorized amount, of any stock of any class, ranking prior as to dividends or assets to the Preferred
  Stock or the issue of any shares of any such prior ranking stock more than twelve months after the date as of which the Corporation was empowered to create or authorize such prior ranking stock;

provided, however, that no such consent of the holders of the Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior stock is to be made, provision is made for the redemption of all shares of Preferred Stock at the time outstanding or, in the case of any such amendment, alteration or repeal as to which the consent of less than all series of the Preferred
Stock would otherwise be required, for the redemption of all shares of the series of Preferred Stock the consent of which would otherwise be required.

       Section 5.8. So long as any shares of Preferred
Stock are outstanding, the consent of the holders of at
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least a majority of the Preferred Stock at the time
outstanding, given in person or by proxy, either in writing or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any one or more of the following:

       (A) The issue of any unsecured notes, debentures, or other securities representing unsecured indebtedness, or the assumption of any such unsecured securities, for a purpose other than the refunding or renewing of outstanding unsecured securities theretofore issued or assumed by the Corporation resulting in equal or longer maturities or the redemption or other retirement of all outstanding shares of Preferred Stock, if, immediately after such issuance or assumption, (i) the total principal amount of all unsecured notes, debentures or other securities representing unsecured indebtedness issued or assumed by the Corporation and then outstanding would thereby exceed twenty per cent (20%) of the aggregate of (x) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the Corporation and then outstanding and (y) the capital stock, premiums thereon and surplus of the Corporation as then stated on the books of account of the Corporation, or (ii) the total principal amount of all unsecured notes, debentures or other securities representing unsecured indebtedness issued or assumed by the Corporation and then outstanding having maturities of less than ten years would thereby exceed ten per cent (10%) of such aggregate. Payment due upon the maturity of unsecured debt having an original single maturity of ten years or more or the payment due upon the final maturity of any unsecured serial debt which had original maturities of ten years or more shall not be regarded for purposes of clause (ii) of this paragraph as unsecured debt of a maturity of less than ten years until such payment is required to be made within three years;

       (B) The issue of any additional shares or the reissue of any reacquired shares of Preferred Stock or any shares of stock of any class ranking on a parity as to dividends or assets with the Preferred Stock for any purpose other than to refinance an equal par amount of stated value of Preferred Stock or of any class of outstanding stock ranking prior to or on a parity as to dividends or assets with the Preferred Stock, unless the consolidated gross income of the Corporation and its subsidiaries (after all taxes including taxes based on income) for twelve consecutive calendar months within a period of fifteen calendar months immediately preceding the calendar month of such issuance is equal to at least one and one-half times the aggregate of the annual interest charges on indebtedness of the Corporation and its consolidated subsidiaries (excluding interest charges on indebtedness to be retired by the application of the proceeds from the issuance of such shares) and the annual dividend requirements on all Preferred Stock
  (including dividend requirements on any class of stock ranking prior to or on a parity with the shares to be issued, as to dividends or assets), which will be outstanding immediately after the issuance of such shares. If, during the period as of which consolidated gross income is to be determined for the purpose set forth in this paragraph, the amount, if any, required to be expended by the Corporation and its consolidated subsidiaries for property additions pursuant to a renewal and replacement fund or similar fund established under any then existing general indenture or mortgage or deed of trust of the Corporation shall exceed the amount deducted in the determination of such consolidated gross income on account of depreciation and amortization of electric plant acquisition adjustments, such excess shall also be deducted in determining such consolidated gross income;

       (C) The issue of any additional shares or the reissue of any reacquired shares of Preferred Stock or of any shares of stock of any class ranking on a parity with the Preferred Stock, as to dividends or assets, for any purpose other than to refinance an equal par amount or stated value of Preferred Stock or of any class of outstanding stock ranking prior to or on a parity as to dividends or assets with the Preferred Stock unless the aggregate of the junior stock equity (as defined in Section 5.3 of this Article), shall be not less than the aggregate amount payable upon involuntary liquidation of the Corporation to the holders of all shares of the Preferred Stock and of any shares of stock of any class ranking prior thereto or on a parity as to dividends and assets with the Preferred Stock to be outstanding immediately after such proposed issue, excluding from such computation all indebtedness and stock to be retired through such proposed issue. If for the purposes of meeting the foregoing requirement, it shall have been necessary to take into consideration any of the consolidated earned surplus of the Corporation and its subsidiaries, the Corporation shall not thereafter pay any dividends on or make any distributions in respect of, or purchase or otherwise acquire for value, shares of stock of the Corporation of any class ranking junior to the Preferred Stock which would result in reducing said junior stock equity to an amount less than the amount payable on involuntary liquidation of the

  Corporation with respect to all shares of the Preferred
  Stock and all shares ranking prior to or on a parity with the Preferred Stock as to dividends or assets at the time outstanding; or

       (D) The sale or other disposition of all or substantially all of the assets of the Corporation or the consolidation or merger of the Corporation;
  provided, however, that except as may be mandatorily required by law regardless of limitations contained in these Restated Articles, no such consent shall be required with respect to (i) a sale or other disposition of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation if such sale, other disposition, consolidation or merger, or the issuance or assumption of all securities to be issued or assumed in connection therewith, shall have been ordered or approved under the Public Utility Holding Company Act of 1935 or (ii) a sale or other disposition of all or substantially all of the assets of the Corporation to a subsidiary of the Corporation or a consolidation or merger of the Corporation with a subsidiary of the Corporation if none of the powers, preferences or rights of the holders of the Preferred Stock will be adversely affected thereby, and if none of the property or business of the Corporation will thereby become subject to the lien of any mortgage, deed of trust or other encumbrance, and if the company resulting from or surviving such sale, other disposition, consolidation or merger will be authorized to carry on the business then being conducted by the Corporation and will have authorized or outstanding, after such sale, other disposition, consolidation or merger, no stock of any class or other securities ranging prior to or on a parity with the Preferred
  Stock, or securities convertible into any such stock or securities, except the same number of shares of stock and the same amount of other securities with the same powers, preferences and rights as the stock and securities of the Corporation authorized and outstanding immediately preceding such sale, other disposition, consolidation or merger, and if each holder of Preferred
  Stock at the time of such sale, other disposition, consolidation or merger will receive the same number of shares, with the same powers, preferences and rights, of the resulting or surviving company as he held of the Preferred Stock;

provided, however, that no such consent of the holders of the Preferred Stock shall be required if, at or prior to the time when the issuance of any such securities representing unsecured indebtedness or when the issuance of any such prior or parity stock or any such additional shares of Preferred Stock is to be made, or when such sale, other disposition, consolidation or merger is to take effect, as the case may be, provision is made for the redemption of all shares of Preferred Stock at the time outstanding.

       Section 5.9. The Corporation reserves the right, subject only to any requisite vote or consent of the holders of any other class of stock specifically required by the provisions of these Restated Articles, to amend or change any and all provisions of these Restated Articles
(including a change in the preferences given to any one or more classes of stock by these Restated Articles or an increase or decrease in the amount of the authorized stock of such class or classes or an increase or decrease in the par value thereof) by the vote in favor thereof, given in person or by proxy at any meeting called for the purpose, of the holders of a majority of the outstanding shares of Common Stock. The holders of the Preferred Stock shall have no right to vote or consent with respect to any such amendment except as specifically provided in Sections 5.7 and 5.8 of this Article.

       Section 5.10. Except as otherwise provided in paragraph (A) of Section 5.7 of this Article, whenever shares of two or more series of the Preferred Stock are outstanding, no particular series of the Preferred Stock shall be entitled to vote or consent as a separate series on any matter, and all shares of Preferred Stock of all series shall be deemed to constitute but one class for any purpose for which a vote or consent of the shareholders by classes may now or hereafter be required.

       Section 5.11. No holder of any shares of Preferred
Stock of any series shall be entitled as such, as a matter of right, to purchase or subscribe for any shares of stock of the Corporation of any class, whether now or hereafter authorized or whether issued for cash, property or services or as a dividend or otherwise, or any securities convertible into shares of stock of the Corporation.

       Section 5.12.  Any shares of Preferred Stock which
are redeemed or retired, except shares retired through conversion or through the operation of any sinking fund or redemption or purchase account, shall thereafter have the status of authorized but unissued shares of Preferred
Stock of the Corporation and may thereafter be reclassified and reissued by the Board of Directors in the same manner as any other authorized and unissued shares of Preferred Stock.

       Section 5.13. Subject to the limitations set forth in this Article 5.13, all or any of the shares of stock of the Corporation of any class and securities convertible into stock of any class may be issued by the Corporation, acting through its Board of Directors, without action by the shareholders, from time to time, for such consideration, or by way of dividend, in such manner and upon such terms as may be determined and deemed advisable from time to time by the Board of Directors. Such consideration, in the case of shares having a par value, shall not be less than the par value thereof and, in the case of securities convertible into shares of stock having a par value, shall not be less than the par value of the shares into which such securities are convertible, except as otherwise permitted by law. Such consideration may consist of money, labor done, or money or property actually received. For the purpose of determining whether shares, or securities convertible into shares, have been fully paid for, in order to fix the extent of the outstanding obligation of the holders thereof to the Corporation with respect thereto, the value placed by the Incorporators or the Board of Directors, as the case may be, upon the consideration, other than cash, shall be conclusive. All shares of stock so issued, for which the consideration determined by the Incorporators or Board of Directors has been received by the Corporation, shall be deemed fully paid stock and shall not be liable to any further calls or assessments thereon.

       Section 5.14. The series are established and designated and the relative rights and preferences of shares of Preferred Stock are as set forth in this Section to the extent not set forth elsewhere in these Restated
Articles.

        (A) The relative rights and preferences of the 4 1/2% Preferred Stock to the extent not set forth elsewhere in these Restated Articles are:

            (1) The annual rate of dividends payable on shares of such series shall be four and one-half per cent (4 1/2%) per annum on the par value thereof;

            (2) The redemption price for shares of such series shall be $110 per share; and

            (3) The amount payable on shares of such series in the event of any voluntary liquidation of the Corporation shall be $110 per share and the amount payable upon any involuntary liquidation of the Corporation shall be $100 per share.

       (B) The relative rights and preferences of the 4.20% Preferred Stock, Series B, to the extent not set forth elsewhere in these Restated Articles are:

            (1) The annual rate of dividends payable on shares of such series shall be four and twenty hundredths per cent (4.20%) per annum of the par value thereof;

            (2) The redemption price for shares of such series shall be $102.205 per share; and

            (3) The amount payable on shares of such series, in the event of any voluntary liquidation of the Corporation shall be $102.205 per share and the amount payable upon any involuntary liquidation of the Corporation shall be $100 per share.

       (C) The relative rights and preferences of the 4.lO% Preferred Stock, Series C, to the extent not set forth elsewhere in these Restated Articles are:

            (1) The annual rate of dividends payable on shares of such series shall be four and ten hundredths per cent (4.10%) per annum of the par value thereof;

       (2) The redemption price for shares of such series shall be $103.50 per share; and

       (3) The amount payable on shares of such series in the event of any voluntary liquidation of the Corporation shall be $103.50 per share and the amount payable on shares of such series in the event of any involuntary liquidation of the

       Corporation shall be $100 per share.

       (D) The relative rights and preferences of the $7.00 Preferred Stock, Series D, to the extent not set forth elsewhere in these Restated Articles are:

            (1) The annual rate of dividends payable on shares of such series shall be $7.00;

            (2) The redemption price for shares of such series shall be $103.94 per share; and

            (3) The amount payable on shares of such series in the event of any voluntary liquidation of the Corporation shall be $103.94 per share and the amount payable on shares of such series in the event of any involuntary liquidation of the Corporation shall be $100 per share.

       (E) The relative rights and preferences of the $7.12 Preferred Stock, Series E, to the extent not set forth elsewhere in these Restated Articles are:

            (1) The annual rate of dividends payable on shares of such series shall be $7.12;

            (2) The redemption price for shares of such series shall be $105.27 per share if redeemed on or before July 1, 1983; and $103.49 per share if redeemed after July 1, 1933; and

            (3) The amount payable on shares of such series in the event of any voluntary liquidation of the Corporation shall be an amount per share equal to the then current redemption price thereof, and the amount payable on shares of such series in the event of any involuntary liquidation of the affairs of the Corporation shall be $100 per share.

       (F) The relative rights and preferences of the $9.88 Preferred Stock, Series F, to the extent not set forth elsewhere in these Restated Articles are:

            (1) The annual rate of dividends payable on shares of such series shall be $9.88;

            (2) The redemption price for shares of such series shall be $106.80 per share if redeemed on or before June 1, 1985; and $104.33 per share if redeemed after June 1, 1985; and

            (3) The amount payable on shares of such series in the event of any voluntary liquidation of the Corporation shall be an amount per share equal to the then current redemption price thereof, and the amount payable on shares of such series in the event of any involuntary liquidation of the affairs of the Corporation shall be $100 per share.

       (G) The relative rights and preferences of the $8.08 Preferred Stock, Series G, to the extent not set forth elsewhere in these Restated Articles are:

            (1) The annual rate of dividends payable on shares of such series shall be $8.08;

            (2) The redemption price for shares of such series shall be $105.29 per share if redeemed on or before July 1, 1986; and $103.27 per share if redeemed after July 1, 1986; and

            (3) The amount payable on shares of such series in the event of any voluntary liquidation of the Corporation shall be an amount per share equal to the then current redemption price thereof, and the amount payable on shares of such series in the event of any involuntary liquidation of the affairs of the Corporation shall be $100 per share.

       (H) The relative rights and preferences of the $7.60 Preferred Stock, Series H, to the extent not set forth elsewhere in these Restated Articles are:

            (1) The annual rate of dividends payable on shares of such series shall be $7.60;

            (2) The redemption price for shares of such series shall be $105.13 per share if redeemed on or before June 1, 1987; and $103.23 per share if redeemed after June 1, 1987; and

            (3) The amount payable on shares of such series in the event of any voluntary liquidation of the Corporation shall be an amount per share equal to the then current redemption price thereof, and the amount payable on shares of such series in the event of any involuntary liquidation of the Corporation shall be $100 per share.

            (I) The relative rights and preferences of the $7.64 Preferred Stock, Series I, to the extent not set forth elsewhere in these Restated Articles are:

            (1) The annual rate of dividends payable on shares of such series shall be $7.64;

            (2) The redemption price for shares of such series shall be $106.98 per share if redeemed on or before November 1, 1983; $105.07 per share if redeemed thereafter and on or before November 1, 1988; and $103.16 per share if redeemed after November 1, 1988; and

            (3) The amount payable on shares of such series in the event of any voluntary liquidation of the Corporation shall be an amount per share equal to the then current redemption price thereof, and the amount payable on shares of such series in the event of any involuntary liquidation of the Corporation shall be $100 per share.

       (J) The relative rights and preferences of the $8.20 Preferred Stock, Series J, to the extent not set forth elsewhere in these Restated Articles are:

            (1) The annual rate of dividends payable on shares of such series shall be $8.20;

            (2) The redemption price for shares of such series shall be $107.40 per share if redeemed on or before December 1, 1986; $105.35 per share if redeemed thereafter and on or before December 1, 1991; and $103.30 per share if redeemed after December 1, 1991; and

            (3) The amount payable on shares of such series in the event of any voluntary liquidation of the Corporation shall be an amount per share equal to the then current redemption price thereof, and the amount payable on shares of such series in the event of any involuntary liquidation of the Corporation shall be $100 per share.

       (K) The relative rights and preferences of the $9.40 Preferred Stock, Series K, to the extent not set forth elsewhere in these Restated Articles are:

            (1) The annual rate of dividends payable on shares of such series shall be $9.40 per share;

            (2) Before July 1, 1985, no shares of such series may be redeemed, directly or indirectly, with or in anticipation of (i) moneys borrowed at an interest cost to the Corporation of less than 9.45%, a year or (ii) the proceeds of preferred stock sold by the Corporation at a price per share
       (exclusive of accrued dividends) the division of which into the annual dollar dividend rate per share of such stock produces a quotient of less than 9.45%. Otherwise the shares of such series may be redeemed, as a whole or in part, by the Corporation at any time or from time to time;

            (3) The redemption price for shares of such series, other than shares redeemed pursuant to subparagraph (4) of this paragraph shall be $109.40 per share if redeemed on or before July 1, 1985; $107.05 per share if redeemed thereafter and on or before July 1, 1990; $104.70 per share if redeemed thereafter and on or before July 1, 1995;
       and $102.35 per share if redeemed after July 1, 1995;

            (4) Shares of such series shall be entitled to the benefits of a sinking fund as follows.

                 (a) So long as any shares of such series
            are outstanding, the Corporation shall, as a sinking fund for the retirement of shares of such series, redeem, out of funds legally available therefor, 9,000 shares of such series on July 1 in each year commencing with 1986, in each case at $100.00 per share.
            together in each case with accrued dividends to the redemption date. The Corporation shall have the option also on July 1 in each year, commencing with 1986, to redeem up to an additional 9,000 shares of such series in each case at $100.00 per share, together in each case with accrued dividends to the redemption date; the right to redeem such additional shares in each year shall be noncumulative;

                 (b) All redemptions pursuant to this
            subparagraph shall be made in accordance with
            Section 5.5 of these Restated Articles.
            Shares of such series theretofore redeemed or otherwise acquired by the Corporation which have not been previously credited against the mandatory sinking fund requirement set forth in this subparagraph may, at the election of the Corporation, be credited against, and shall to the extent thereof relieve the Corporation from, the mandatory sinking fund requirement set forth in this subparagraph;

                 (c) If the Corporation should for any
            reason fail to meet the mandatory sinking fund
            requirement set forth in this subparagraph,
            the mandatory sinking fund requirement for the
            next year shall be increased by the amount of
            the deficiency, and, so long as any shares of
            such series shall remain outstanding, in no
            event shall any dividends, whether in cash or
            property, be paid or declared, or any
            distribution made, on any junior stock nor
            shall any shares of any junior stock be
            purchased, redeemed or otherwise acquired for
            value by the Corporation or any subsidiary of
            the Corporation unless the Corporation shall
            have redeemed, pursuant to this subparagraph,
            the number of shares of such series required
            to have been theretofore redeemed pursuant to
            subparagraph (4)(a) hereof (after adjustment
            for any credit pursuant to subparagraph (4)(b)
            hereof but without reference to any
            provisions of subparagraph (4)(a) hereof which
            limits the requirement to make such
            redemption), but a deficiency in meeting the
            sinking fund requirements shall have no other
            consequences.   The provisions of this
            subparagraph (4)(c) shall not, however, apply to any dividend or distribution payable or made in any junior stock, or to any acquisition of shares of any junior stock in exchange for shares of any other junior stock;
            and

            (6) The amount payable on shares of such series in the event of any voluntary liquidation of the Corporation shall be an amount per share equal to the then current redemption price thereof set forth in subparagraph (3) of this paragraph, and the amount payable on shares of such series in the event of any involuntary liquidation of the Corporation shall be $100 per share.

                        ARTICLE VI

        Section 6.1. The term of existence of the Corporation is perpetual.

                        ARTICLE VII

       Section 7.1.  Henceforth, these Restated Articles
shall not include any prior documents.





Filed in Secretary of State's Office, Harrisburg,
Pennsylvania, on June 20, 1983.

Filed in Secretary of State's Office, Charleston, WVa, on
July 27, 1983.

               COMMONWEALTH OF PENNSYLVANIA
                    Department of State
                    Corporation Bureau


                   Articles of Amendment

            In compliance with the requirements of Article
       VIII of the Business Corporation Law approved the 5th day of May 1933, P.L. 364, as amended, the applicant desiring to amend its Articles hereby certifies, under its corporate seal that:


       1. The name of the corporation is:

                  WEST PENN POWER COMPANY

       2.   The location of its registered office is: 800
            Cabin Hill Drive, Greensburg, Westmoreland
            County, Pennsylvania

       3. The corporation was formed under "An Act authorizing the merger and consolidation of certain corporations", approved May 3, 1909, P.L. 408, and the supplements thereto.

       4.   Its date of incorporation is March 1, 1916.

       5. The amendment was adopted by a consent in writing signed and filed as specified in
            Section 513 of the Pennsylvania Business
            Corporation Law.

       6.   At the time of the action of the shareholders:

                 (a) The total number of shares
            outstanding was as follows: 14,611,586 shares of Common Stock, 297,077 shares of 4-1/2%
            Preferred Stock, 50,000 shares of 4.20%
            Preferred Stock, Series B, 50,000 shares of
            4.10% Preferred Stock, Series C, 100,000 shares of $7.00 Preferred Stock, Series D,
            100,000 shares of $7.12 Preferred Stock,

            Series E, 50,000 shares of $9.88 Preferred
            Stock, Series F, 100,000 shares of $8.08
            Preferred Stock, Series G, 100,000 shares of
            $7.60 Preferred Stock, Series H, 100,000 shares of $7.64 Preferred Stock, Series I,
            200,000 shares of $8.20 Preferred Stock,
            Series J and 300,000 shares of $9.40
            Preferred Stock, Series K.

                 (b) The number of shares entitled to vote
            on the amendment was 14,611,586 shares of Common Stock.

       7. The number of shares voted for the amendment is 14,611,586, and the number of shares voted against the amendment is none.

       8. The amendment adopted by the shareholders, set forth in full, follows:

            RESOLVED, that Article FOURTH of the charter of West Penn Power Company, a Pennsylvania corporation, is hereby amended in its entirety to read as follows:

                        "ARTICLE IV

            The aggregate number of shares of all classes which the Corporation shall have authority to issue is 16,500,000 divided into 1,447,077 shares of Preferred Stock of the par value of $100 each and 15,052,923 shares of Common Stock without par value. The shares of Preferred Stock consist of the following series:

       297,077 shares of 4-1/2% Preferred Stock;
        50,000 shares of 4.20% Preferred Stock, Series B;
        50,000 shares of 4.10% Preferred Stock, Series C;
       100,000 shares of $7.00 Preferred Stock, Series D;
       100,000 shares of $7.12 Preferred Stock, Series E;
       100,000 shares of $8.08 Preferred Stock, Series G;
       100,000 shares of $7.60 Preferred Stock, Series H;
       100,000 shares of $7.64 Preferred Stock, Series I;
       200,000 shares of $8.20 Preferred Stock, Series J."

            RESOLVED, that Article V, Section 5.14 of the charter of West Penn Power Company, a Pennsylvania corporation, is hereby amended to delete subsection
       (F) in its entirety from such Section and to delete subsection (K) in its entirety from such Section.

            IN TESTIMONY WHEREOF, the applicant has caused these Articles of Amendment to be signed by its President and its corporate seal duly attested by its Secretary, to be hereunto affixed this 1st day of August, 1986.

                                WEST PENN POWER COMPANY

                                  /s/  F. A. Morgal

                                     President



Attest

/s/ K. D. Mowl


(CORPORATE SEAL)

  Approved and filed in the Department of State on this 6th day of August A. D. 1986.


                                /s/ Robert A Gleason Jr.
                           Secretary of the Commonwealth

               Commonwealth of Pennsylvania




                      August 8, 1986

   To All to Whom These Presents Shall Come: Greeting:


             IN RE: "WEST PENN POWER COMPANY"




       I, ROBERT A. GLEASON, JR., Secretary of the
Commonwealth of the Commonwealth of Pennsylvania do hereby certify that the foregoing and annexed is a true and correct photocopy of ARTICLES OF AMENDMENT which appear of record in this Department.



                      IN Testimony WHEREOF, I have
                      hereunto set my hand and caused the
                      seal of the Secretary's Office to be
                      affixed, the day and year above
                      written.


[ SEAL ]

                      Robert A. Gleason, Jr.
                      Secretary of the Commonwealth

Microfilm Number  90191463      Filed with the Department
                                of State April 25, 1990

Entity Number 385559-017        /s/ Christopher A. Lewis
                             Secretary of the Commonwealth

    ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                   DSCB:15-1915 (Rev 89)

  In compliance with the requirements of 15 Pa.C.S.
section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.  The name of the corporation is:
         West Penn Power Company

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is (the
Department is hereby authorized to correct the following address to conform to the records of the Department):

  (a)  800 Cabin Hill Drive     Greensburg     PA
       15601          Westmoreland County

  (b) -----------------

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.  The statute by or under which it was incorporated is:
Act of May 3, 1909, P.L. 408

4.  The original date of its incorporation is: March 1,
1916

5. (Check, and if appropriate complete, one of the following):

  X The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

       The amendment shall be effective on:

6.  (Check one of the following):

  X The amendment was adopted by the shareholders pursuant to 15 Pa.C.S. section 1914(a) and (b).

       The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. section 1914 (c).

7. (Check, and if appropriate complete, one of the following):

       The amendment adopted by the corporation, set forth in full, is as follows:

  X The amendment adopted by the corporation as set forth in full in Exhibit A, attached hereto and made a part hereof.

                                     90191464

SCB:15-1915 (Rev 89)-2
(Check if the amendment restates the Articles):

       The restated Articles of Incorporation supersede the original Articles and all amendments hereto.


IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 20th day of April, 1990.


                 West Penn Power Company
                 (Name of Corporation)

                 BY: /s/ K. D. Mowl
                 (Signature) K. D. Mowl

                 TITLE: Secretary & Treasurer

                                               90191465


                  Consent of Shareholders


       Pursuant to Section 1766 of the Pennsylvania
Business Corporation Law, the undersigned, Allegheny Power
System, Inc., a Maryland corporation, being the holder of all of the outstanding shares of Common Stock of West Penn
Power Company, a Pennsylvania corporation, and the only shareholder who would be entitled to vote at a meeting of the shareholders of said Company held for the purpose of adopting the amendment contained in the following resolutions, hereby gives its affirmative vote, and consents in writing, to said amendment and the adoption of said resolutions:

       RESOLVED, that Article IV of the charter of West
  Penn Power Company, a Pennsylvania corporation, is hereby amended in its entirety to read as follows:

                        ARTICLE IV

       The aggregate number of shares of all classes which the Corporation shall have authority to issue is 20,000,000 divided into 1,447,077 shares of Preferred
Stock of the par value of $100 each and 18,552,923 shares of Common Stock without par value. The shares of Preferred
Stock consist of the following series:

       297,077 shares of 4 l/2% Preferred Stock;
        50,000 shares of 4.20% Preferred Stock, Series B;
        50,000 shares of 4.10% Preferred Stock, Series C;
       100,000 shares of $7.00 Preferred Stock, Series D;
       100,000 shares of $7.12 Preferred Stock, Series E;
       100,000 shares of $8.08 Preferred Stock, Series G;
       100,000 shares of $7.60 Preferred Stock, Series H;
       100,000 shares of $7.64 Preferred Stock, Series I;
       200,000 shares of $8.20 Preferred Stock, Series J;
       (350,000 shares authorized but not issued.)

Dated:  March 19, 1990

ATTEST:                    Allegheny Power System, Inc.

[ SEAL ]

/s/ Eileen M. Beck         /s/ Stan Garnett
  Secretary                Vice President

Microfilm Number  9214-455      Filed with the Department
Entity Number  385559           of State on Jan. 31, 1992

                                /s/ Barbara K. Mitchell
                      Acting Secretary of the Commonwealth

    ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                   DSCB:15-1915 (Rev 89)


  In compliance with the requirements of 15 Pa.C.S.
section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.  The name of the corporation is:
       West Penn Power Company

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is (the
Department is hereby authorized to correct the following address to conform to the records of the Department):

(a)    800 Cabin Hill Drive     Greensburq     PA
       15601          Westmoreland County

(b)    -----------------------

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.  The statute by or under which it was incorporated is:
       Act of May 3, 1909, P.L. 408

4.  The original date of its incorporation is: March 1,
1916

5. (Check, and if appropriate complete, one of the following):

  X The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

       The amendment shall be effective on:

6.  (Check one of the following):

  X The amendment was adopted by the shareholders pursuant to 15 Pa.C.S. section 1914(a) and (b).

       The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. section 1914 (c).

 7. (Check, and if appropriate complete, one of the following):

       The amendment adopted by the corporation, set forth in full, is as follows:

  X The amendment adopted by the corporation as set forth in full in Exhibit A, attached hereto and made a part hereof.

DSCB:l5-l9l5 (Rev 89)-2

8.  (Check if the amendment restates the Articles):

  The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 29th day of January, 1992.

                                West Penn Power Company

                                BY:  /s/ K. D. Mowl

                                Title: Secretary/Treasurer

9214-456                        EXHIBIT A
                                to Articles of Amendment
                                dated 1-29-92

                  Consent of Shareholders



       Pursuant to Section 1766 of the Pennsylvania
Business Corporation Law of 1988, the undersigned,
Allegheny Power System, Inc., a Maryland corporation being the holder of all of the outstanding shares of Common Stock of West Penn Power Company, a Pennsylvania corporation, and the only shareholder who would be entitled to vote at a meeting of the shareholders of said
Company held for the purpose of adopting the amendment contained in the following resolutions, hereby gives its affirmative vote, and consents in writing, to said amendment and the adoption of said resolutions:

       RESOLVED, that Article IV of the charter of West
  Penn Power Company, a Pennsylvania corporation, is hereby amended in its entirety to read as follows:

                        ARTICLE IV

       The aggregate number of shares of all classes which the Corporation shall have authority to issue is 30,000,000 divided into l,447,077 shares of Preferred
Stock of the par value of $100 each and 28,552,923 shares of Common Stock without par value. The shares of Preferred Stock consist of the following:

       297,077 shares of 4 1/2% Preferred Stock
        50,000 shares of 4.20% Preferred Stock, Series B;
        50,000 shares of 4.10% Preferred Stock, Series C;
       100,000 shares of $7.00 Preferred Stock, Series D;
       100,000 shares of $7.12 Preferred Stock, Series E;
       100,000 shares of $8.08 Preferred Stock, Series G;
       100,000 shares of $7.60 Preferred Stock, Series H;
       100,000 shares of $7.64 Preferred Stock, Series I;
       200,000 shares of $8.20 Preferred Stock, Series J;
       350,000 shares authorized but not issued.


Dated:  1/15/92

ATTEST:                    Allegheny Power System, Inc.
[ SEAL ]

/s/ Eileen M. Beck         By: /s/ Stan Garnett
  Secretary                   Vice President

Microfilm Number 9274-1080           Filed with the
                                     Department of State
                                     on October 1, 1992

Entity Number 385559            /s/ Barbara K. Mitchell
                           Secretary of the Commonwealth


    ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                   DSCB:15-1915 (Rev 90)

  In compliance with the requirements of 15 Pa.C.S.
section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.  The name of the corporation is:
       West Penn Power Company

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) 800 Cabin Hill Drive   Greensburg     PA        15601
       Number and Street     City         State     Zip

       Westmoreland County

(b) c/o:___________________________________
  Name of Commercial Registered Office Provider County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is Act of May 3 1909, P.L. 408

4.  The date of its incorporation is March 1, 1916

5. (Check, and if appropriate complete, one of the following):

  X The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

       The amendment shall be effective on:

6.  (Check one of the following):

  X The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. section 1914(a) and
       (b).

       The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. section 1914(c).

(Check, and if appropriate complete, one of the following):

       The amendment adopted by the corporation, set forth in full, is as follows:

  X The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

DSCB:15-1915 (Rev 90)-2              9274-1081


8. (Check if the amendment restates the Articles):

       The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

  IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 1st day of October,1992

                      West Penn Power Company

                      BY:  /s/ K. D. Mowl

                      TITLE: Secretary and Treasurer




920CT-lPM.12 27
PA Dept. of State

       9274-1082                     EXHIBIT A
                                     to Articles of
                                     Amendment dated
                                     10-1-92

                  Consent of Shareholder


       Pursuant to Section 1766 of the Pennsylvania
Business Corporation Law of 1988, the undersigned,
Allegheny Power System, Inc., a Maryland corporation, being the holder of all of the outstanding shares of Common Stock of West Penn Power Company, a Pennsylvania corporation, and the only shareholder entitled to vote at a meeting of the shareholders of West Penn Power Company held for the purpose of adopting the amendment contained in the following resolution, hereby votes in the affirmative, and consents in writing, to said amendment and the adoption of the following resolution:

       RESOLVED, that Article IV of the charter of West
  Penn Power Company, a Pennsylvania corporation, is hereby amended in its entirety to read as follows:

                        ARTICLE IV

       The aggregate number of shares of all classes which the Corporation shall have authority to issue is 32,000,000 divided into 3,097,077 shares of Preferred
Stock of the par value of $100 each and 28,902,923 shares of Common Stock without par value. The shares of Preferred Stock consist of the following:

       297,077 shares of 4 1/2% Preferred Stock
        50,000 shares of 4.20% Preferred Stock, Series B;
        50,000 shares of 4.10% Preferred Stock, Series C;
       100,000 shares of $7.00 Preferred Stock, Series D;
       100,000 shares of $7.12 Preferred Stock, Series E;
       100,000 shares of $8.08 Preferred Stock, Series G;
       100,000 shares of $7.60 Preferred Stock, Series H;
       100,000 shares of $7.64 Preferred Stock, Series I;
       200,000 shares of $8.20 Preferred Stock, Series J;
       2,000,000 shares authorized but not issued.
       3,097,077

Dated: October 1, 1992

ATTEST:                    Allegheny Power System, Inc.
[ SEAL ]

/s/ Eileen M. Beck         By: /s/ Nancy H. Gormley
Secretary                  Vice President

Microfilm Number           Filed with the Department of
                           State Nov 10, 1992

Entity Number              /s/ Barbara K. Mitchell
                           Secretary of the Commonwealth


    ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                   DSCB:15-1915 (Rev 90)


  In compliance with the requirements of 15 Pa.C.S.
section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

l. The name of the corporation is:
       West Penn Power Company

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

  (a) 800 Cabin Hill Drive      Greensburg     PA   15601
Westmoreland County

  (b) c/o: _______

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is:
       Act of May 3, 1909 P.L. 408

4. The date of its incorporation is:   March 1, 1916

5. (Check, and if appropriate complete, one of the following):

  X The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

       The amendment shall be effective on: _________

6. (Check one of the following):

  X The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. section 1914(a) and
       (b).

       The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. section 1914(c).

7. (Check, and if appropriate complete, one of the following):

       The amendment adopted by the corporation, set forth in full, is as follows:

  X The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.  Check if the amendment restates the Articles):

       The restated Articles of Incorporation supersede the original Articles and all amendments thereto.


  IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 10th day of November, 1992.

                           West Penn Power Company

                           BY: /s/ K. D. Mowl

                           TITLE: Secretary and Treasurer

                                Exhibit A
                                To Article of Amendment



                  Consent of Shareholder


  Pursuant to Section 1766 of the Pennsylvania Business
Corporation Law of 1988, the undersigned, Allegheny Power
System, Inc., a Maryland corporation, being the holder of all of the outstanding shares of Common Stock of West Penn
Power Company, a Pennsylvania corporation, and the only shareholder entitled to vote at a meeting of the shareholders of West Penn Power Company held for the purpose of adopting the amendment contained in the following resolution, hereby votes in the affirmative, and consents in writing, to said amendment and the adoption of the following resolution:

       RESOLVED, that Article V of the Restated Articles of Incorporation, as amended, of West Penn Power
  Company, a Pennsylvania corporation, is hereby amended by adding, to the end thereof, the following:

       References herein to the terms "rate," "rate of dividend," "annual dividend rate" or "annual dividend rates" shall be deemed to include (a) a dividend rate which is subject to adjustment from time to time, including any adjustment based on facts ascertainable outside these Restated Articles and/or (b) a dividend rate determined from time to time by computing the amount per share of each quarterly dividend (including a computation based on a number of days other than the number of days in the relevant quarterly dividend period), multiplying such amount by 4, and dividing such amount by the par value per share of the relevant series of Preferred Stock.

Dated: November 6, 1992

ATTEST:                    Allegheny Power System, Inc.


/s/ Eileen M. Beck         By: /s/  Nancy H. Gormley
  Secretary                     Vice President

Microfilm Number                Filed with the Department
                                of State  Nov. 10, 1992
Entity Number
                                /s/ Brenda K. Mitchell
                           Secretary of the Commonwealth


    ARTICLES OF AMENDMENT-DOMESTIC BUSINESS Corporation
                   DSCB:15-1915 (Rev 90)


  In compliance with the requirements of 15 Pa.C.S.
section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.  The name of the corporation is:
       West Penn Power Company



2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

  (a)  800  Cabin Hill Drive    Greensburg     PA   15601
       Westmoreland County

  (b)  c/o:________________

  For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.  The statue by or under which it was incorporated is:
       Act of May 3, 1909 P.L. 408.

4. The date of its incorporation is: March 1, 1916

5. (Check, and if appropriate complete, one of the following):

   X The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

       The amendment shall be effective on: ______________

6. (Check one of the following):

       The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. section 1914(a) and
       (b).

   X The amendment was adopted by the board of directors pursuant to 15 Pa C.S. section 1914(c)

7. (Check, and if appropriate complete, one of the following):

       The amendment adopted by the corporation, set forth in full, is as follows:


  X The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

DSCB:15-1915 (Rev 90)-2


8. (Check if the amendment restates the Articles):

       The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

       IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 10th day of November, 1992.


                      West Penn Power Company

                      BY: /s/ K. D. Mowl
                      TITLE: Secretary and Treasurer

                                Exhibit A
                                To Article of Amendment



          STATEMENT OPERATING AS AN AMENDMENT TO
          THE RESTATED ARTICLES OF INCORPORATION
                OF WEST PENN POWER COMPANY


       Klaus Bergman, Chief Executive Officer, and Kenneth
D. Mowl, Secretary, of West Penn Power Company, a
Pennsylvania corporation, do hereby certify that:

       (1) The name of the Corporation is West Penn Power
  Company.

       (2) The resolution establishing and designating the series and fixing and determining the relative rights and preferences of the Market Auction Preferred Stock of the Corporation is as follows:

       RESOLVED, that the following is a statement establishing and designating the series and fixing and determining the relative rights and preferences of the Market Auction Preferred Stock ("MAPS"), to the extent not set forth elsewhere in the Restated Articles of Incorporation of the Corporation, as amended:

       (A) 400,000 shares of Preferred Stock of the par value of $100 in 400 units ("Units") consisting of 1,000 shares each are hereby designated as MAPS. The MAPS shall be issuable only in Units.

       (B) Certain Definitions. The following terms shall have the following meanings, unless the context otherwise requires:

  (i) "90-day 'AA' Composite Commercial Paper Rate," on any date, means (i) the interest equivalent of the rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "Aa" by Moody's or "AA" by S&P or "AA" by Fitch or the equivalent of any or all of such ratings by such agencies or another rating agency, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or
  (ii) in the event that the Federal Reserve Bank of New
  York does not make available such a rate, then the arithmetic average of the interest equivalent of the rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Trust Company for the close of business on the Business Day immediately preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the 90-day
  "AA" Composite Commercial Paper Rate, the 90-day "AA"
  Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial
  Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial
  Paper Dealers, as the case may be, or, if the Corporation does not select any such Substitute
  Commercial Paper Dealer or Substitute Commercial Paper
  Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. For the purpose of this definition, any arithmetic average shall be rounded to the nearest one-thousandth (.001) of one percent, and "interest equivalent" means the yield, on a 360-day basis, required on an interest bearing security in order for the yield thereon to be equivalent to the yield, on a 360-day basis, of a discount-basis security.

       (ii) "Affiliate" shall mean any Person known to the Trust Company to be controlled by, in control of, or under common control with the Corporation.

       (iii) "Agent Member" shall mean the member of the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Master
  Purchaser's Letter.

       (iv) "Applicable Rate" means the rate per annum at which dividends on the MAPS are payable as determined in accordance with paragraph (C) below.

       (v) "Auction" shall mean the periodic operation of the procedures set forth herein.

       (vi) "Auction Procedures" shall mean the procedures described in paragraph (C)(v) below.

       (vii) "Auction Date" shall mean the Business Day next preceding a Dividend Payment Date.

       (viii) "Available Units" shall have the meaning specified in paragraph (C)(v)(c)(i)(A) below.

       (ix) "Bid" shall have the meaning specified in paragraph (C)(v)(a)(i) below.

       (x) "Bidder" shall have the meaning specified in paragraph (C)(v)(a)(i) below.

       (xi) "Board of Directors" shall mean the Board of Directors of the Corporation, or any duly authorized committee of the Board of Directors or any duly authorized Person(s) acting on behalf thereof.

       (xii) "Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in the Auction
  Procedures, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Trust Company that remains effective.

       (xiii) "Broker-Dealer Agreement" shall mean an agreement between the Trust Company and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in the Auction Procedures.

       (xiv) "Business Day" means a day on which the New
  York Stock Exchange, Inc. is open for trading and that is not a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

       (xv) "Commercial Paper Dealers" means Morgan
  Stanley & Co. Incorporated and Goldman, Sachs & Co.

       (xvi) "Corporation" means West Penn Power Company, a Pennsylvania corporation, or its successors.

       (xvii) "Default" has the meaning set forth in paragraph (C)(iv)(a) below.

       (xviii) "Default Rate" has the meaning set forth in paragraph (C)(iv)(a) below.

       (xix) "Dividend Payment Date" means January 15,
  April 15, July 15 and October 15.

       (xx) "Dividend Period" has the meaning set forth in paragraph (C)(iii) below.

       (xxi) "Existing Holder," when used with respect to Units, shall mean a Person who has signed a Master
  Purchaser's Letter and is listed as the beneficial owner of such Units in the records of the Trust Company.

       (xxii) "Fitch" means Fitch Investors Service, Inc.
  or its successor.

       (xxiii) "Hold Order" shall have the meaning specified in paragraph (C)(v)(a)(i) below.


       (xxiv) "MAPS" shall mean the Market Auction
  Preferred Stock, $100 par value, of the Corporation.

       (xxv) "Master Purchaser's Letter" shall mean a letter addressed to the Corporation, the Trust Company, a Broker-Dealer, an Agent Member and other Persons in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell the Units as set forth in the Auction Procedures.

       (xxvi) "Maximum Applicable Rate" on any date means a per annum rate equal to the Rate Multiple multiplied by the 90-day "AA" Composite Commercial Paper Rate in effect on such date.

       (xxvii) "Moody's" means Moody's Investors Service,
  Inc. or its successor.

       (xxviii) "Order" shall have the meaning specified in paragraph (C)(v)(a)(i) below.

       (xxix) "Outstanding" shall mean, as of any date, Units consisting of shares of MAPS theretofore issued by the Corporation except, without duplication, (A) any shares of MAPS theretofore canceled or delivered to the Trust Company for cancellation, or redeemed by the Corporation or as to which a notice of redemption shall have been given by the Corporation, (B) any shares of MAPS as to which the Corporation or any Affiliate thereof shall be an Existing Holder and (C) any shares of MAPS represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation.

       (xxx) "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

       (xxxi) "Potential Holder" shall mean any Person, including any Existing Holder, (A) who shall have executed a Master Purchaser's Letter and (B) who may be interested in acquiring Units (or, in the case of an Existing Holder, additional Units).

       (xxxii) "Rate Multiple," when used with respect to MAPS on any date, means the percentage, determined as set forth below, based on the prevailing rating of the MAPS in effect at the close of business on the Business
  Day preceding such date:

            Prevailing Rate               Rate Multiple

  Moody's             S&P            Fitch

"aa3" or Above    AA- or Above  AA- or Above   150%

"a3" to "a1"      A- to A+      A- to A+       200%

"baa3" to "baa1"  BBB- to       BBB- to        225%
                  BBB+          BBB+

Below "baa3"      Below BBB-    Below BBB-     275%

For purposes of the foregoing, the "prevailing rating" of the MAPS will be based upon the lower of the three ratings provided by Moody's, S&P and Fitch or a substitute rating agency or agencies.

       (xxxiii) "S&P" means Standard & Poor's Corporation or its successor.

       (xxxiv) "Securities Depository" shall mean The
  Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of MAPS.

       (xxxv) "Sell Order" shall have the meaning specified in paragraph (C)(v)(a)(i) below.

       (xxxvi) "Submission Deadline" shall mean 12:30
  P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Trust Company as specified by the Trust Company from time to time.

       (xxxvii) "Submitted Bid" shall have the meaning specified in paragraph (C)(v)(c)(i) below.

       (xxxviii) "Submitted Hold Order" shall have the meaning specified in paragraph (C)(v)(c)(i) below.

       (xxxix) "Submitted Order" shall have the meaning specified in paragraph (C)(v)(c)(i) below.

       (xl) "Submitted Sell Order" shall have the meaning specified in paragraph(C)(v)(c)(i) below.

       (xli) "Substitute Commercial Paper Dealer" means any commercial paper dealer, the principal office of which is located in New York City, that is a nationally recognized leading dealer in the domestic commercial paper market, provided that no such dealer may be a Commercial Paper Dealer or any affiliate of a Commercial
  Paper Dealer or of the Corporation.

       (xlii) "Sufficient Clearing Bids" shall have the meaning specified in paragraph (C)(V)(c)(i)(B) below.

       (xliii) "Trust Company" shall mean Chemical Bank and its successors and assigns or any other bank, trust company or other entity selected by the Corporation which agrees to follow the Auction Procedures for the purposes of determining the Applicable Rate for the MAPS.

       (xliv) "Units" means units of 1,000 shares of MAPS.

       (xlv) "Winning Bid Rate" shall have the meaning specified in paragraph (C)(v)(c)(i)(c) below.

  (C) Dividends

       (i) Annual Rate

       The annual rate of dividends per share of MAPS shall be equal to an amount calculated by multiplying the quarterly dividend per share of MAPS, as determined in accordance with paragraph (ii) below, by four (4) and dividing such amount by the par value of the MAPS.

       (ii) Quarterly Dividend

       The quarterly dividend per share shall be computed by multiplying the Applicable Rate for such Dividend
  Period by a fraction, the numerator of which shall be the number of days actually elapsed from the Business
  Day on which dividends were to be paid for the preceding Dividend Period to the Business Day on which dividends are to be paid for such Dividend Period
  (calculated by counting the first day thereof but excluding the last day thereof) and the denominator of which shall be 360, and multiplying the amount so obtained by $100.

       (iii) Applicable Rate

       The Applicable Rate per share for the initial
  Dividend Period, commencing the date of original issue and ending January 14, 1993, shall be determined by the Preferred Stock Committee established by the Board on October 1, 1992. Thereafter, the Applicable Rate will be reset for each succeeding Dividend Period in accordance with the provisions herein. After the initial Dividend Period, each successive Dividend Period will commence on the Dividend Payment Date in respect of the preceding Dividend Period and will end on the day prior to the next Dividend Payment Date.

       (iv) Adjustments to Applicable Rate

       (a) In the event of the failure by the Corporation to pay to the Trust Company by 12:00 noon, New York City time, (i) on any Dividend Payment Date (or if not a Business Day, then on the next Business Day), the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of MAPS or (ii) on any redemption date (or, if not a Business Day, then on the next Business Day), the full redemption price to be paid on such redemption date for any share of MAPS after a notice of redemption has been given (each of clause (i) and (ii) a "Default"), and any such Default shall not have been cured within three Business Days thereafter, then (a) until such time as the full amount due shall have been paid to the Trust Company, Auctions will be suspended and (b) the Applicable Rate for each Dividend Period commencing on or after any such Dividend Payment Date (or redemption date, as the case may be) shall be equal to the Default
  Rate for such Dividend Period. The foregoing shall continue until there shall occur a Dividend Payment Date on which the full amount of any dividends (whether or not earned or declared) payable on each Dividend Payment
  Date prior to and including such Dividend Payment Date, and the full amount of any redemption price then due shall have been paid to the Trust Company, and thereupon Auctions shall resume on the terms stated herein for Dividend Periods commencing with such Dividend Payment Date. With respect to any such Default, the "Default Rate," subject to the provisions described in the next succeeding paragraph, will be the higher of 275% of the 90-day "AA" Composite Commercial
  Paper Rate, determined as of the Business Day next preceding the date of such Default, and (i) if the Corporation has failed timely to pay dividends, the Applicable Rate in effect for the Dividend Period in respect of which such failure occurred, or (ii) if the

  Corporation has failed timely to pay the redemption price of shares of MAPS called for redemption, the Applicable Rate in effect on the Dividend Payment Date on which the applicable redemption date occurred. If an Auction is not held on an Auction Date for any reason
  (other than because of the discontinuation of Auctions due to a Default described above), the Applicable Rate therefor shall be the Maximum Applicable Rate determined as of such Auction Date.

       (b) Any Default referred to in the preceding paragraph with respect to the shares of MAPS shall be deemed to be cured if, as of 12:00 noon, New York City time, on the third Business Day next succeeding any such Default, the Corporation shall have paid to the Trust
  Company (i) in the case of a failure to pay dividends, dividends at a rate that will result in a dividend equal to the full amount of the dividends (whether or not earned or declared) originally required to be paid for the Dividend Period with respect to which such failure occurred, plus an amount equal to the product of (a)
  275% of the 90-day "AA" Composite Commercial Paper Rate on the date of occurrence of such failure, (b) a fraction, the numerator of which shall be the number of days during which such failure exists and is not cured in accordance with this sentence (including the day such failure occurs and excluding the day such failure is cured) and the denominator of which shall be 360, and
  (c) the full amount of the dividends (whether or not earned or declared) originally required to be paid for the Dividend Period as to which such failure occurred, or (ii) in the case of a failure to pay the redemption price, the full amount of aggregate redemption price for the shares of MAPS that have been called for redemption, plus accumulated and unpaid dividends from the date of redemption to the date of such cure, plus a premium in an amount equal to the product of (a) 275% of the 90 day
  "AA" Composite Commercial Paper Rate on the Business Day on which the Corporation was required to pay the aggregate redemption price to the Trust Company, (b) a fraction, the numerator of which shall be the number of days during which such failure exists and is not cured in accordance with this sentence (including the day such failure occurs and excluding the day such failure is cured) and the denominator of which shall be 360, and
  (c) $100,000 per Unit ($100 per share) of MAPS called for redemption.

       (v) Auction

       After the initial Dividend Period, an Auction to determine the Applicable Rate of MAPS for a given

  Dividend Period will be held on the Business Day immediately preceding the first day of such Dividend
  Period (the "Auction Date").

  (a) Orders by Existing Holders and Potential Holders

       (i) On each Auction Date:

       (A) each Existing Holder may submit to a Broker-Dealer, telephonically or otherwise, information as to:

            (1) the number of Outstanding Units, if any, held by such Existing Holder that such Existing
       Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding
       Dividend Period; and/or

            (2) the number of Outstanding Units, if any, held by such Existing Holder that such Existing
       Holder desires to offer to sell, provided that the Applicable Rate for the next succeeding Dividend
       Period shall be less than the rate per annum specified by such Existing Holder, and/or

            (3) the number of Outstanding Units, if any, held by such Existing Holder that such Existing
       Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend
       Period; and

       (B) each Broker-Dealer, using a list of Potential
  Holders that shall be maintained by such Broker-Dealer in good faith for the purpose of conducting a competitive Auction, shall contact, telephonically or otherwise, Potential Holders, including Persons that are not Existing Holders, on such list to determine the number of Outstanding Units, if any, that each such Potential Holder offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

  For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (A) or
(B) of this paragraph (a)(i) is hereinafter referred to as an "Order" and each Existing Holder and each Potential
Holder placing an Order is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (A)(1) of this paragraph (a)(i) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (A)(2) or (B) of this paragraph (a)(i) is hereinafter referred to as a "Bid";
and an Order containing the information referred to in clause (A)(3) of this paragraph (a)(i) is hereinafter referred to as a "Sell Order."

       (ii) (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

            (1) the number of Outstanding Units specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate specified therein; or

            (2) the number of Outstanding Units specified in such Bid or a lesser number of Outstanding Units if the Applicable Rate determined on such Auction
       Date shall be equal to the rate specified therein;
       or

            (3) the number of Outstanding Units specified in such Bid or a lesser number of Outstanding Units if the rate specified therein shall be higher than the Maximum Applicable Rate and Sufficient Clearing
       Bids do not exist.

       (B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

            (1) the number of Outstanding Units specified in such Sell Order, or

            (2) such number or a lesser number of
       Outstanding Units if Sufficient Clearing Bids have not been made.

       (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

            (1) the number of Outstanding Units specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate specified therein; or

            (2) such number or a lesser number of
       Outstanding Units if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein.

(b)Submission of Orders by Broker-Dealers to Trust Company

       (i) Each Broker-Dealer shall submit in writing to the Trust Company prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and specifying with respect to each Order:

            (A) the name of the Bidder placing such Order,

            (B) the aggregate number of Outstanding Units that are the subject of such Order,

            (C) to the extent that such Bidder is an Existing Holder,

                 (1) the number of Outstanding Units, if
            any, subject to any Hold Order placed by such Existing Holder;

                 (2) the number of Outstanding Units, if
            any, subject to any Bid placed by such
            Existing Holder and the rate specified in such Bid; and

                 (3) the number of Outstanding Units, if
            any, subject to any Sell Order placed by such Existing Holder, and

            (D) to the extent such Bidder is a Potential
       Holder, the rate specified in such Potential
       Holder's Bid.

       (ii) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Trust Company shall round such rate up to the next highest one-thousandth (.001) of 1%.

       (iii) If an Order or Orders covering all of the Outstanding Units held by an Existing Holder is not submitted to the Trust Company prior to the Submission
  Deadline, the Trust Company shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding Units held by such Existing Holder and not subject to Orders submitted to the Trust Company.

       (iv) If one or more orders covering in the aggregate more than the number of Outstanding Units held by an Existing Holder are submitted to the Trust
  Company, such Orders shall be considered valid as follows and in the following order of priority:

            (A) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding Units held by such Existing Holder, provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of Outstanding Units subject to such Hold Orders exceeds the number of Outstanding Units held by such Existing Holder, the number of Units subject to such Hold Orders shall be reduced pro rata so that such Hold Orders shall cover the number of Outstanding Units held by such Existing Holder,

            (B) (1) any Bid shall be considered valid up to and including the excess of the number of Outstanding Units held by such Existing Holder over the number of Outstanding Units of such Existing Holder that are subject to Hold Orders referred to in paragraph (b)(iv)(A);

                 (2) subject to clause (1) above, if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding Units subject to such Bids is greater than such excess, the number of Outstanding Units subject to such Bids shall be reduced pro rata so that such Bid shall cover the number of Outstanding
       Units equal to such excess; and

                 (3) subject to clause (1) above, if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates and in any such event the number, if any, of Outstanding Units subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder, and

            (C) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding Units held by such Existing Holder over the number of Outstanding Units of such Existing
       Holder that are subject to Hold Orders and Bids.

       (v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be treated as a separate Bid with the rate and number of Units therein specified.

       (vi) Any Order that specifies a number of Units other than in whole Units will be invalid and will not be considered as a Submitted Order for purposes of an Auction.

  (c) Determination of Sufficient Clearing Bids, Winning
  Bid Rate and Applicable Rate

       (i) Not earlier than the Submission Deadline on each Auction Date, the Trust Company shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order") and shall determine:

            (A) the excess of the total number of
       Outstanding Units over the number of Outstanding
       Units that are the subject of Submitted Hold
       Orders (such excess being hereinafter referred to as the "Available Units");

            (B) from the Submitted Orders, whether the number of Outstanding Units that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum
       Applicable Rate exceeds or is equal to the sum of:

                 (x) the number of Outstanding Units that
            are the subject of Submitted Bids by Existing
            Holders specifying one or more rates higher than the Maximum Applicable Rate; and

                 (y) the number of Outstanding Units that
            are subject to Submitted Sell Orders

       (if such excess or such equality exists (other than because the number of Outstanding Units in clauses
       (x) and (y) above are each zero because all of the Outstanding Units are the subject of Submitted Hold
       Orders), such Submitted Bids by Potential Holders being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

            (C) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the
       "Winning Bid Rate"), which if:

                 (1) each Submitted Bid from Existing
            Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the Units that are the subject of such Submitted Bids; and

                 (2) each Submitted Bid from Potential
            Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential
            Holders specifying lower rates were accepted, thus requiring the Potential Holders to purchase the Units that are the subject of such Submitted Bids,

  would result in the number of Units subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate being at least equal to the Available Units.

            (ii) Promptly after the Trust Company has made the determinations pursuant to paragraph (c)(i) above, the Trust Company shall advise the Corporation of the results of such determinations and the Maximum Applicable Rate, and the Applicable
       Rate for the next succeeding Dividend Period shall be as follows:

                 (A) if Sufficient Clearing Bids exist,
            the Applicable Rate for the next succeeding
            Dividend Period shall be equal to the Winning
            Bid Rate so determined;

                 (B) if Sufficient Clearing Bids do not
            exist (other than because all of the
            Outstanding Units are the subject of Submitted
            Hold Orders), the Applicable Rate for such next succeeding Dividend Period will be the Maximum Applicable Rate on the Auction Date;
            and

                 (C) if all of the Outstanding Units are
            the subject of Submitted Hold Orders, the Applicable Rate for the next succeeding
            Dividend Period shall be equal to 59% of the 90-day "AA" Composite Commercial Paper Rate in effect on such Auction Date.

       (D) Redemption Shares of MAPS may be redeemed, in whole or in part but only in whole Units, on any Dividend
Payment Date at a redemption price of $100 per share
($100,000 per Unit). In the event that less than all of the outstanding MAPS are to be redeemed, the number of MAPS (in whole Units) to be redeemed shall be determined by the Corporation and communicated to the Trust Company.
The Trust Company shall give notice to the Securities
Depository, whose nominee is the record holder of all shares of MAPS, and the Securities Depository will determine by lot under its usual participant operating procedures the number of MAPS constituting whole Units, if any, to be redeemed from the account of the Agent Member of each Existing Holder.

       (E) Liquidation The amount payable on shares of MAPS in the event of any liquidation of the Corporation shall be $100 per share.

            (3) The aggregate number of MAPS established and designated by

                 (i) such resolution -- 400,000 shares;

                 (ii) all prior statements, if any, filed under section 1522 of the Pennsylvania Business
  Corporation Law or corresponding provisions of prior law -- none;

                 (iii) any other provisions of this
  Corporation's Restated Articles of Incorporation, as amended -- none.

       (4) At a meeting of the Board of Directors of the Corporation duly called and held on November 5, 1992, pursuant to authority granted to said Board in Section 1 of Article FIFTH of the Restated Articles of Incorporation of the Corporation, as amended, the resolution set forth in (2) above was adopted.

       IN WITNESS WHEREOF, Klaus Bergman, Chief Executive
  Officer, and Kenneth D. Mowl Secretary, of West Penn
  Power Company, acting for and on behalf of the Corporation, have hereunto subscribed their names and caused the seal of the Corporation to be affixed this 9th day of November, 1992.



                           WEST PENN POWER COMPANY



                           By: /s/ Klaus Bergman
                           Chief Executive Officer


                           By: /s/ K. D. Mowl
                              Secretary

Microfilm Number                        Filed with the Department of
                                        State on November 2, 1995

Entity Number
                                       Secretary of the Commonwealth


          ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                         DSCB:15-1915 (REV 90)

      In compliance with the requirements of 15 Pa.C.S. section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.  The name of the corporation is:
      West Penn Power Company

2. The (a) address of this corporation's current registered office in this commonwealth or (b) name of its commercial register office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

  (a) 800 Cabin Hill Drive   Greensburg   PA   15601
      Westmoreland County

  (b) c/o:
For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.  The statute by or under which it was incorporated is:
     Act of May 3, 1909, P.L. 408

4.  The date of its incorporation is:  March 1, 1916

5.  (Check, and if appropriate complete, one of the following):

    X   The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

        The amendment shall be effective on:

6.  (Check on of the following):

        The amendment was adopted by the shareholders (or members) pursuant to 15 Pa C.S. section 1914(a) and (b).

    X The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. section 1914(c).

7.  (Check, and if appropriate complete, one of the following):

        The amendment adopted by the corporation, set forth in full, is as follows:

    X   The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part here.

8.  (Check if the amendment restates the Articles)

        The restated Articles of Incorporation supersede the original Articles and all amendments thereto.


   IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 2nd day of November 1995.


                                     West Penn Power Company

                                        /s/ K. D. Mowl

                                     TITLE: Secretary and Treasurer

                                                Exhibit A

      The amendment was adopted by the authority of the actions of the Board of Directors taken at the May 11, 1995 meeting and is set forth in full, is as follows:

      RESOLVED, that the officers of the Company are hereby authorized to amend the Articles of Incorporation of the Corporation and make the necessary filing of such amendments with the Commonwealth of Pennsylvania, Department of State, to reduce the number of designated shares of cumulative preferred stock of the Company by the number represented by the redemption of the redeemed preferred stocks.

      Accordingly, West Penn Power Company does hereby present the following amendments to the Charter of the Corporation under authority granted by the resolution adopted by the Board of Directors at said May 11, 1995 meeting:

      "ARTICLE IV of the Charter of West Penn Power Company, a
Pennsylvania corporation, is hereby amended in its entirety to read as follows:

                              ARTICLE IV

      The aggregate number of shares of all classes which the Corporation shall have authority to issue is 32,000,000 divided into 3,097,077 shares of Preferred Stock of the par value of $100 each and 28,902,923 shares of Common Stock without par value.

The shares of Preferred Stock consist of the following:

        297,077 shares of 4-1/2% Preferred Stock;
         50,000 shares of 4.20% Preferred Stock, Series B;
         50,000 shares of 4.10% Preferred Stock, Series C;
        400,000 shares of MAPS;
      2,300,000 shares authorized but not issued."

                              "ARTICLE V

      That Article V, Section 5.14 of the charter of West Penn Power is hereby amended to delete subsection (D), (E), (G), (H), (I), and
(J) in their entirety from said Section."